UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006
QLT Inc.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification Number)
887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5
(604) 707-7000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01. Other Events
      On November 6, 2006, QLT Inc. issued a press release announcing that a federal jury hearing claims brought against QLT by Massachusetts Eye and Ear Infirmary (“MEEI”) has found QLT liable under Massachusetts state law for unjust enrichment and unfair trade practices and determined that QLT should pay to MEEI a royalty of 3.01% on net sales of Visudyne worldwide. It remains for the court to determine whether this relates to future sales or past and future sales of Visudyne. From the time Visudyne was launched in 2000 to September 30, 2006, net sales of Visudyne have totaled approximately US$2.2 billion worldwide. The jury determined that the unfair trade practices were not committed knowingly or willfully and therefore declined to award enhanced damages. Any award may include interest at court imposed rates and MEEI’s attorneys’ fees. QLT expects to present post-trial motions addressing the effect of the jury’s verdict and to continue to vigorously pursue the defense of this case. It is uncertain when final judgment will be entered. QLT will be discussing the jury verdict with Massachusetts General Hospital (“MGH”) and Novartis Ophthalmics.
      The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by QLT Inc. on November 6, 2006.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2006

QLT INC.
By:	/s/ Cameron Nelson
	Name:	Cameron Nelson
	Title:	Vice President and Chief Financial Officer